Exhibit 107
Calculation of Filing Fee
Tables
Form
S-8
(Form Type)
Recursion Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)
Table 1 – Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Class A common stock, $0.00001 par value per share, reserved for issuance pursuant to restricted stock unit awards granted under The Exscientia Unapproved Share Option Plan with RSU Sub-Plan	457(c) and 457(h)	3,246 (2)	$6.08 (4)	$19,735.68	$ 153.10 per $1,000,000	$3.03

Equity	Class A common stock, $0.00001 par value per share, reserved for issuance pursuant to option awards granted under the Exscientia plc 2021 Equity Incentive Plan with Non-Employee Sub-Plan and CSOP Sub-Plan	457(c) and 457(h)	6,124,219 (2)	$0.08 (3)	$489,937.52	$ 153.10 per $1,000,000	$75.01

Equity	Class A common stock, $0.00001 par value per share, reserved for issuance pursuant to restricted stock unit awards granted under the Exscientia plc 2021 Equity Incentive Plan with Non-Employee Sub-Plan and CSOP Sub-Plan	457(c) and 457(h)	1,837,483 (2)	$6.08 (4)	$11,171,896.64	$ 153.10 per $1,000,000	$1,710.42

Equity	Class A common stock, $0.00001 par value per share, reserved for issuance pursuant to awards granted under the Recursion Pharmaceuticals, Inc. 2024 Inducement Award Plan	457(c) and 457(h)	17,500,000 (5)	$6.08 (4)	$106,400,000	$ 153.10 per $1,000,000	$16,289.84

Total Offering Amounts					$118,081,569.84		$18,078.29

Total Fee Offsets							–

Net Fee Due							$18,078.29

(1)
Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement covers any additional shares of Recursion Pharmaceuticals, Inc. (the “Registrant”) Class A common stock (the “Class A common stock”) that become issuable under The Exscientia Unapproved Share Option Plan and RSU
Sub-Plan,
The Ex Scientia Enterprise Management Incentive Plan, and the Exscientia 2021 Equity Incentive Plan with
Non-Employee
Sub-Plan
and CSOP
Sub-Plan
(collectively, the “Exscientia Plans”) and the Recursion Pharmaceuticals, Inc. 2024 Inducement Award Plan (the “Inducement Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Class A common stock.

(2)
Pursuant to the Transaction Agreement, dated as of August 8, 2024 (the “Transaction Agreement”), by and among Recursion Pharmaceuticals, Inc. a Delaware Corporation (“Registrant”), and Exscientia plc (“Exscientia”) upon the closing of the transactions contemplated by the Transaction Agreement, on November 20, 2024 (the “Closing”) the Registrant assumed certain outstanding options (the “Assumed Options”) and certain restricted stock units (the “Assumed RSUs”) granted pursuant to the Exscientia Plans. Effective as of the Closing, (i) the Assumed Options were automatically converted into options exercisable for shares of the Registrants’s Class A common stock, subject to appropriate adjustments to the number of shares issuable under, and the per share exercise prices of, the Assumed Options, and (ii) the Assumed RSUs were automatically converted into awards that will be settled upon vesting in shares of the Registrant’s Class A common stock, subject to appropriate adjustments to the number of shares issuable under such awards.

(3)
Estimated solely for purposes of calculating the registration fee in accordance with Rules 457(c) and (h) of the Securities Act on the basis of the weighted average exercise price of the Assumed Options under the Exscientia Plans and assumed by the Registrant pursuant to the Transaction Agreement.

(4)
Estimated for purposes of calculating the registration fee in accordance with Rules 457(c) and (h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of $6.08 per share, which is the average of the high and low prices of the Registrant’s Class A common stock on November 18, 2024, as reported on the NASDAQ Global Select Market.

(5)	Represents shares of Class A common stock reserved for issuance pursuant to awards issuable under the Inducement Plan.